Exhibit 3.2

PHH CORPORATION

AMENDED AND RESTATED BY-LAWS(1)

ARTICLE I.

STOCKHOLDERS

SECTION 1.01.  Annual Meeting.  The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers on the date and at the time as set by the Board of Directors.  Except as the Charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice.  Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

SECTION 1.02.  Special Meeting.  (a)  At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting.  Subject to subsection (b) of this Section 1.02, special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.  The Board of Directors shall have sole power to fix the date and time of the special meeting.  No business may be acted upon at a special meeting other than that provided for in the notice of meeting as required by Section 1.04.

(b)(1)  Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in writing), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date.  The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors.  If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

(2)  In order for any stockholder to request a special meeting, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in writing) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast at such meeting (the “Special Meeting Percentage”) shall be delivered to the Secretary.  In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder, and the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in writing) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

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(1) This document reflects PHH Corporation’s Amended and Restated By-Laws, and all subsequent amendments thereto, through December 17, 2015.

(3)  The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including the Corporation’s proxy materials).  The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 1.02(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and delivery of any notice of the meeting.

(4)  Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the Chairman of the Board, President or Board of Directors, whoever has called the meeting.  In the case of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation.  In fixing a date for any special meeting, the Chairman of the Board, President or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.  The Board of Directors may revoke the notice for any Stockholder Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 1.02(b).

(5)  If written revocations of requests for the special meeting have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been delivered, refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the Secretary’s intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten days before the commencement of the meeting.  Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)  The Chairman of the Board, President or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary.  For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)  For purposes of this Section 1.02 “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maryland are authorized or obligated by law or executive order to close.

SECTION 1.03.  Place of Meetings.  Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

SECTION 1.04.  Notice of Meetings; Waiver of Notice.  Not less than ten nor more than 90 days before each stockholders’ meeting, the Secretary shall give notice in writing or by electronic transmission of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting.  Any notice given by the Corporation to a stockholder is effective if given by a single notice, in writing or by electronic transmission, to all stockholders who share an address if the Corporation gives notice, in writing or by electronic transmission, to the stockholder of its intent to give a single notice and the stockholder consents to receiving a single notice or fails to object in writing within 60 days after the Corporation gives notice to the stockholder of its intent to give a single notice.  A stockholder may revoke consent given, whether affirmative or implied, by written notice to the Corporation.  The notice shall state the time of the meeting, the place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting and the matters proposed to be acted on at the meeting.  No business may be acted upon at a special meeting other than that provided in the Corporation’s notice of special meeting.  Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder’s residence or usual place of business, mailed to the stockholder at the stockholder’s address as it appears on the records of the Corporation or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions.  If the Corporation has received a request from a stockholder that notice not be sent by electronic transmission, the Corporation may not provide notice to the stockholder by electronic transmission.  Notice given by electronic transmission shall be considered ineffective if the Corporation is unable to deliver two consecutive notices and the inability to deliver the notices becomes known to the Secretary, the transfer agent or other person responsible for giving the notice.  The inadvertent failure to deliver any notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not invalidate any meeting or any proceedings at any such meeting.  An affidavit of the Secretary, the transfer agent or other agent of the Corporation that notice has been given by a form of electronic transmission, in the absence of actual fraud, shall be prima facie evidence of the facts stated in the affidavit.  Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if the person before or after the meeting delivers a written waiver or a waiver by electronic transmission which is filed with the records of stockholders’ meetings, or is present at the meeting in person or by proxy.

SECTION 1.05.  Quorum; Voting.  Unless any statute or the Charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.  The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 1.06.  Adjournments.  Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by the chairman of the meeting to a date not more than 120 days after the original record date.  Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

SECTION 1.07.  General Right to Vote; Proxies.  Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class or series, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders.  In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.  A stockholder may vote the stock the stockholder owns of record either in person or by proxy.  A stockholder may sign a writing authorizing another person to act as proxy.  Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature.  A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization.  Unless a proxy provides otherwise, it is not valid more than 11 months after its date.  A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest.  A proxy may be made irrevocable for so long as it is coupled with an interest.  The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.  Proxies shall be filed with the Secretary at or before the meeting.

SECTION 1.08.  List of Stockholders.  At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number, class and series of shares held by each stockholder and certified by the transfer agent for such class or series or by the Secretary, shall be furnished by the Secretary.

SECTION 1.09.  Conduct of Business and Voting.  (a) At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these By-Laws, the Charter or law, shall be decided or determined by the chairman of the meeting.  If demanded by stockholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by one or more inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors.  Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors.  One or more inspectors may be appointed by the chairman of the meeting or by the Board of Directors.  No candidate or nominee for election as a director at a meeting shall serve as an inspector thereat.  At each meeting of stockholders, the Chairman of the Board, if there be one, shall act as chairman of the meeting or, in the absence of the Chairman of the Board or in the event that the Chairman of the Board is unable or unwilling to serve as chairman of the meeting, the President shall act as chairman of the meeting.

(b)  The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (1) restricting admission to the time set for the commencement of the meeting; (2) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (3) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such persons as the chairman of the meeting may determine; (4) limiting the time allotted to questions or comments by participants; (5) maintaining order and security at the meeting; (6) determining when the polls should be opened and closed; (7) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (8) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 1.10.  Advance Notice Provisions for Election of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section. A stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than the close of business on the 90th day nor more than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was sent or public announcement of the date of the special meeting was made, whichever first occurs. A stockholder’s notice required by this Section to the Secretary must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (each, a “Proposed Nominee”), (1) all information relating to the Proposed Nominee that would be required to be disclosed in connection with solicitations of proxies for election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A of the Exchange Act, and the rules and regulations promulgated thereunder, and (2) a statement of the background and qualifications of such Proposed Nominee, (b) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person (as defined herein), (1) the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, and documentary evidence of such record or beneficial ownership, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including, without limitation, any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such stockholder, Proposed Nominee or Stockholder Associated Person, (2) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person, (3) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including, without limitation, any short interest, any borrowing or lending of securities or any proxy or voting agreement), with a value derived in whole or in part from the value of any class or series of the Company Securities, whether or not the instrument or rights shall be subject to settlement in the underlying class or series of Company Securities or otherwise or the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof, disproportionately to such person’s economic interest in the Company Securities (each a “Derivative Instrument”), (4) any interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series, (5) the name of each person with whom such stockholder, Proposed Nominee or Stockholder Associated Person has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such stockholder, Proposed Nominee or Stockholder Associated Person in response to a public proxy or consent solicitation made generally by such person to all holders of Company Securities), or disposing of any Company Securities, or to cooperate in obtaining, changing, or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses) or related to the nomination of the Proposed Nominee or acting together for the purpose of affecting the Corporation’s policy, practices or strategic plans, and a description of each such agreement, arrangement, or understanding, (6) a description of the material interest of the stockholder, Proposed Nominee or Stockholder Associated Person in the nomination of the Proposed Nominee, (7) a description of any direct or indirect interest of any such stockholder, Proposed Nominee or Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement, or consulting agreement), (8) a description of any pending or threatened litigation in which any such stockholder, Proposed Nominee or Stockholder Associated Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (9) any rights to dividends on any Company Securities owned beneficially by such stockholder, Proposed Nominee or Stockholder Associated Person that are separated or separable from the underlying Company Securities, (10) any proportionate interest in any Company Securities or Derivative Instruments held, directly or indirectly, by a general partner or limited partnership or limited liability company or similar entity in which such stockholder, Proposed Nominee or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity, (11) any performance-related fees (other than an asset fee) that such stockholder, Proposed Nominee or Stockholder Associated Person is entitled to based on any increase or decrease in the value of any Company Securities or any Derivative Instrument, and (12) any arrangements, rights or other interests described in this clause (b) held by members of such stockholder’s, Proposed Nominee’s or Stockholder Associated Person’s immediate family in the same household, (c) as to a Proposed Nominee (1) all information that would be reasonably relevant to a determination by the Board as to whether such Proposed Nominee is “independent” within the meaning of all applicable securities law and stock exchange requirements, (2)  all information that would be relevant to a determination by the Board (or any relevant committee) as to whether such Proposed Nominee meets any standards for Board membership set forth by the Board (or any committee thereof) in any publicly available documents, and (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among each such stockholder, Proposed Nominee or Stockholder Associated Person and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each such stockholder, Proposed Nominee or Stockholder Associated Person, and his or her respective affiliates and associates or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder giving the notice or Stockholder Associated Person were the “registrant” for purposes of Item 404 and the Proposed Nominee were a director or executive officer of such registrant, (d) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clause (b) hereof, and any Proposed Nominee, the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee, (e) a representation from the stockholder as to (x) the accuracy of the information provided, (y) that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the Proposed Nominee and (z) whether the stockholder intends to solicit proxies in support of any Proposed Nominee, (f) any other information (x) that, as of the date of the notice, would be required to be filed on Schedule 13D (including the exhibits thereto) under the Exchange Act by any of the stockholder, Proposed Nominee or Stockholder Associated Person, regardless of whether such person has publicly filed or is required to file a Schedule 13D containing such information or (y) relating to such stockholder that would be required to be disclosed in connection with solicitations of proxies for election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A of the Exchange Act, and the rules and regulations promulgated thereunder, and (g) any other information as reasonably requested by the Corporation.  If, after the stockholder has delivered such notice, any information required to be contained in such notice as described in this paragraph changes prior to the date of the relevant annual meeting, such notice shall be deemed to be not in compliance with this Section 1.10 and not effective unless such stockholder, within three New York Stock Exchange business days of the date of the event causing such change in information, delivers to the Secretary an updated notice containing such change.

As used herein, the term “Stockholder Associated Person” of any stockholder means (i) any person acting in concert with, such stockholder, (ii) any beneficial owner of Company Securities owned of record or beneficially by such stockholder (other than a stockholder that is a depositary), and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person and a person shall be deemed to be “acting in concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement) in concert with, or towards a common goal relating to the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be acting in concert with any other person solely as a result of the solicitation of proxies after the filing of an effective Schedule 14A under Section 14(a) of the Exchange Act. A person acting in concert with another person shall be deemed to be acting in concert with any third party who is also acting in concert with such other person.

Such notice must be accompanied by a written consent of each Proposed Nominee to be named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. If the chairman of the meeting determines that a nomination was not made in accordance with the procedures set forth in this Section, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.

To be eligible to be a nominee for election or reelection as a director of the Corporation, the proposed nominee (whether nominated by or at the direction of the Board of Directors or by a stockholder), or someone acting on such proposed nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice of nominations under this Section 1.10) to the Secretary at the principal executive offices of the Corporation a completed written questionnaire (which questionnaire shall be provided by the Secretary upon written request) which accurately and completely provides such information with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made that would be required to be disclosed to stockholders pursuant to applicable law or the rules and regulations of any stock exchange applicable to the Corporation, including without limitation all information described in this Section 1.10.  The proposed nominee must also provide (in accordance with any applicable time periods prescribed for delivery of notice of nominations under this Section 1.10) a written representation and agreement, in the form provided by the Secretary upon written request, that such proposed nominee: (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been fully disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not and will not become party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been fully disclosed to the Corporation in writing, and (C) would be in compliance if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

SECTION 1.11.  Advance Notice Provisions for Business to be Transacted at Annual Meeting.  No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section. A stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than the close of business on the 90th day nor more than the close of business on the 120 day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

A stockholder’s notice required by this Section to the Secretary must be in writing and set forth as to each matter such stockholder proposes to bring before the annual meeting (i) as to any business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person, individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom, (ii) as to the stockholder giving the notice and any Stockholder Associated Person, (1) the Company Securities, if any, which are owned (beneficially or of record) by such stockholder or Stockholder Associated Person, and documentary evidence of such record or beneficial ownership, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including, without limitation, any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such stockholder or Stockholder Associated Person, (2) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder or Stockholder Associated Person, (3) whether and the extent to which such stockholder or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including, without limitation, any short interest, any borrowing or lending of securities or any proxy or voting agreement), with a value derived in whole or in part from the value of any class or series of the Company Securities, whether or not the instrument or rights shall be subject to settlement in the underlying class or series of Company Securities or otherwise or the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such stockholder or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities (each a “Stockholder Derivative Instrument”), (4) any interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series, (5) any other information (x) that, as of the date of the notice, would be required to be filed on Schedule 13D (including the exhibits thereto) under the Exchange Act by any of the stockholder or Stockholder Associated Person, regardless of whether such person has publicly filed or is required to file a Schedule 13D containing such information or (y) relating to such stockholder or the Stockholder Associated Person that would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A of the Exchange Act, and the rules and regulations promulgated thereunder, (6) the name of each person with whom such stockholder or Stockholder Associated Person has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such stockholder or Stockholder Associated Person in response to a public proxy or consent solicitation made generally by such person to all holders of Company Securities), or disposing of any Company Securities of the Corporation, or to cooperate in obtaining, changing, or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), related to any item of business described pursuant to clause (i) above or acting together for the purpose of affecting the Corporation’s policy, practices or strategic plans, and a description of each such agreement, arrangement, or understanding, (7) a description of the material interest of the stockholder or Stockholder Associated Person in each item of business described pursuant to clause (i) above, (8) a description of any direct or indirect interest of any such stockholder or Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement, or consulting agreement), (9) a description of any pending or threatened litigation in which any such stockholder or Stockholder Associated Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (10) any rights to dividends on any Company Securities owned beneficially by such stockholder or the Stockholder Associated Person that are separated or separable from the underlying Company Securities, (11) any proportionate interest in Company Securities or Stockholder Derivative Instruments held, directly or indirectly, by a general partner or limited partnership or limited liability company or similar entity in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity, (12) any performance-related fees (other than an asset fee) that such stockholder or Stockholder Associated Person is entitled to based on any increase or decrease in the value of any Company Securities or any Stockholder Derivative Instrument, (13) any arrangements, rights or other interests described in this clause (ii) held by members of such stockholder or the Stockholder Associated Person’s immediate family in the same household, and (14) a description of all agreements, arrangements and understandings, direct and indirect, between the stockholder or the Stockholder Associated Person, and any other person or persons (including their names) in connection with the proposal of such business by the stockholder or Stockholder Associated Person, (iii) as to the stockholder giving the notice and any Stockholder Associated

Person with an interest or ownership referred to in clause (i) or (ii) hereof, the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person, (iv) a representation from the stockholder as to (a) the accuracy of the information provided, (b) that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such business before the meeting and (c) whether the stockholder intends to solicit proxies in support of any of such stockholder’s proposals, and (v) any other information reasonably requested by the Corporation. If, after the stockholder has delivered such notice, any information required to be contained in such notice as described in this paragraph changes prior to the date of the relevant annual meeting, such notice shall be deemed to be not in compliance with this Section 1.11 and not effective unless such stockholder, within three New York Stock Exchange business days of the date of the event causing such change in information, delivers to the Secretary an updated notice containing such change.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in Section 1.10 or in this Section, provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in Section 1.10 nor in this Section shall be deemed to preclude discussion by any stockholder of any such business.  If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.  No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.

ARTICLE II.

BOARD OF DIRECTORS

SECTION 2.01.  Function of Directors.  The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.  All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or By-Laws.

SECTION 2.02.  Number of Directors.  The Corporation shall at all times have at least three directors and shall have 7 directors until changed as provided herein. The Corporation shall have the number of directors provided in the Charter until changed as herein provided. A majority of the entire Board of Directors may alter the number of directors set by the Charter to not exceeding 15 nor less than the minimum number then permitted herein, but the action may not affect the tenure of office of any director.

SECTION 2.03.  Election and Tenure of Directors.  At each annual meeting of the stockholders, the stockholders shall elect directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualify.

SECTION 2.04.  Removal of Director.  Any director or the entire Board of Directors may be removed only in accordance with the provisions of the Charter.

SECTION 2.05.  Vacancy on Board of Directors.  A vacancy on the Board of Directors may be filled only in accordance with the provisions of the Charter.

SECTION 2.06.  Regular Meetings.  After each meeting of stockholders at which directors shall have been elected, the Board of Directors shall meet as soon thereafter as practicable for the purpose of organization and the transaction of other business.  In the event that no other time and place are specified by resolution of the Board of Directors or announced by the President or the Chairman of the Board at such stockholders meeting, the Board of Directors shall meet immediately following the close of and at the place of such stockholders meeting or by means of conference telephone in accordance with the provisions of Section 2.10.  Any other regular meeting of the Board of Directors shall be held on such date and time, at such place or by means of conference telephone in accordance with the provisions of Section 2.10.  No notice of such meeting following a stockholders meeting or any other regular meeting shall be necessary if held as hereinabove provided.

SECTION 2.07.  Special Meetings.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting, or in writing or delivered by electronic transmission with or without a meeting.  A special meeting of the Board of Directors shall be held on such date, at any place or by means of conference telephone in accordance with the provisions of Section 2.10.  In the absence of designation such meeting shall be held at such place or by means of conference telephone in accordance with the provisions of Section 2.10 as may be designated in the notice for such meeting.

SECTION 2.08.  Notice of Meetings.  Except as provided in Section 2.06, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors.  The notice shall state the time of the meeting and place or that the meeting is being held by means of conference telephone in accordance with the provisions of Section 2.10.  Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by electronic transmission, telegraph, facsimile transmission, or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his or her address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting.  Unless statute, these By-Laws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors.  No notice of any meeting of the Board of Directors need be given to any director who attends except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any director who delivers a written waiver or a waiver by electronic transmission which is filed with the records of the meeting either before or after the holding thereof, waiving such notice.  Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

SECTION 2.09.  Quorum; Action by Directors.  A majority of the entire Board of Directors shall constitute a quorum for the transaction of business.  In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  Unless statute or the Charter or By-Laws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors.  Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the Board of Directors and filed in paper or electronic form with the minutes of proceedings of the Board of Directors.

SECTION 2.10.  Meeting by Conference Telephone.  Members of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means constitutes presence in person at a meeting.

SECTION 2.11.  Compensation.  By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and annual retainer and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors.  Directors who are full-time employees of the Corporation need not be paid for attendance at meetings of the Board of Directors or committees thereof for which fees are paid to other directors.  A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.

SECTION 2.12.  Resignation.  Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the Chairman of the Board or the President.  Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the Chairman of the Board or the President.

SECTION 2.13.  Presumption of Assent.  A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who votes in favor of such action or fails to make his dissent known at the meeting.

ARTICLE III.

COMMITTEES

SECTION 3.01.  Committees.  The Board of Directors may appoint, at any time and from time to time, from among its members one or more committees composed of one or more directors, and may delegate to any such committee any of the powers of the Board of Directors, except the power to (i) authorize dividends or other distributions on stock (other than as provided below), (ii) elect directors, (iii) issue stock (other than as provided below), (iv) recommend to the stockholders any action which requires stockholder approval, (v) amend these By-Laws, (vi) approve any merger or share exchange which does not require stockholder approval, or (vii) approve matters that are prohibited by applicable law from being acted upon by a committee.  If the Board of Directors has given general authorization for a dividend or other distribution on stock and provides for or establishes a method or procedure for determining the maximum amount of the dividend or other distribution, a committee of the Board of Directors or an officer of the Corporation, in accordance with that general authorization, may fix the amount and other terms of the distribution.  If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

SECTION 3.02.  Committee Procedure.  Each committee may fix rules of procedure for its business.  A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee.  The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.  Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the committee and filed in paper or electronic form with the minutes of the committee.  The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

ARTICLE IV.

OFFICERS

SECTION 4.01.  Executive and Other Officers.  The Corporation shall have a President, a Secretary, and a Treasurer.  The Corporation may also have a Chairman of the Board and one or more Vice-Presidents, assistant officers, and subordinate officers at the designation by the Board of Directors.  The Board of Directors shall designate who shall serve as chief executive officer, who shall have general supervision of the business and affairs of the Corporation, and may designate a chief operating officer, a chief financial officer, a chief accounting officer, a chief administrative officer, or other officers with functional titles and specify the duties of such officers.  In the absence of any designation, the Chairman of the Board, if there be one, shall serve as chief executive officer, and the President shall serve as chief operating officer.  In the absence of the Chairman of the Board, or if there be none, the President shall be the chief executive officer.  A person may hold more than one office in the Corporation except that no person may serve concurrently as both President and Vice-President of the Corporation.  The Chairman of the Board shall be a director, and the other officers may be directors.  A person may hold more than one functional title in the Corporation.

SECTION 4.02.  Chairman of the Board.  The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present.  Unless otherwise specified by the Board of Directors, he or she shall be the chief executive officer of the Corporation, and perform the duties customarily performed by chief executive officers.  In general, he or she shall perform such duties as are customarily performed by the chairman of the board of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors.

SECTION 4.03.  President.  Unless otherwise provided by resolution of the Board of Directors, the President, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present.  Unless otherwise specified by the Board of Directors, the President shall be the chief operating officer of the Corporation and perform the duties customarily performed by chief operating officers.  He or she may execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation.  In general, he or she shall perform such other duties customarily performed by a president of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors or the chief executive officer of the Corporation.

SECTION 4.04.  Vice-Presidents.  The Vice-President or Vice-Presidents, at the request of the chief executive officer or the President, or in the President’s absence or during his or her inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President.  If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the chief executive officer, or the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions.  Each Vice-President shall perform such other duties and have such other powers, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.

SECTION 4.05.  Secretary.  The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; he or she shall be custodian of the records of the Corporation; he or she may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same.  In general, he or she shall perform such other duties customarily performed by a secretary of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors, the chief executive officer, or the President.

SECTION 4.06.  Treasurer.  The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation.  In general, he or she shall perform such other duties customarily performed by a treasurer of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors, the chief executive officer, or the President.

SECTION 4.07.  Assistant and Subordinate Officers.  The assistant and subordinate officers of the Corporation are all officers below the office of Vice-President, Secretary, or Treasurer.  The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.

SECTION 4.08.  Election, Tenure and Removal of Officers.  The Board of Directors shall elect the officers of the Corporation.  The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers.  Election or appointment of an officer, employee or agent shall not of itself create contract rights.  All officers shall be appointed to hold their offices, respectively, during the pleasure of the Board of Directors.  The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board of Directors) may remove an officer at any time.  The removal of an officer does not prejudice any of his or her contract rights.  The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board of Directors) may fill a vacancy which occurs in any office.

SECTION 4.09.  Compensation.  The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation.  No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.  The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.

ARTICLE V.

DIVISIONAL TITLES

SECTION 5.01.  Conferring Divisional Titles.  The Board of Directors may from time to time confer upon any employee of a division of the Corporation the title of president, vice president, treasurer or controller of such division or any other title or titles deemed appropriate, or may authorize the Chairman of the Board or the President to do so.  Any such titles so conferred may be discontinued and withdrawn at any time by the Board of Directors, or by the Chairman of the Board or the President if so authorized by the Board of Directors.  Any employee of a division designated by such a divisional title shall have the powers and duties with respect to such division as shall be prescribed by the Board of Directors, the Chairman of the Board or the President.

SECTION 5.02.  Effect of Divisional Titles.  The conferring of divisional titles shall not create an office of the Corporation under Article IV unless specifically designated as such by the Board of Directors; but any person who is an officer of the Corporation may also have a divisional title.

ARTICLE VI.

STOCK

SECTION 6.01.  Certificates for Stock.  The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Corporation.  For certificated stock, each stockholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Corporation.  Each stock certificate (a) shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors, (b) shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class or series of stock and number of shares it represents, (c) shall be signed and countersigned by appropriate officers of the Corporation as required by applicable law, and (d) may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures.  Each stock certificate shall also include on its face or back (a) a statement of any restrictions on transferability and a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class or series which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock or (b) a statement which provides in substance that the Corporation will furnish a full statement of such information to any stockholder on request and without charge.  Such request may be made to the Secretary or to the Corporation’s transfer agent.  A stock certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.  A stock certificate may not be issued until the stock represented by it is fully paid.

SECTION 6.02.  Transfers.  The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates; and may appoint transfer agents and registrars thereof.  The duties of transfer agent and registrar may be combined.

SECTION 6.03.  Record Dates or Closing of Transfer Books.  The Board of Directors may, and shall have the sole power to, set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to request a special meeting of stockholders, notice of a meeting of stockholders, vote at a meeting of stockholders, receive a dividend, or be allotted other rights.  The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 1.06, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.  Any shares of the Corporation’s own stock acquired by the Corporation between the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders and the time of the meeting may be voted at the meeting by the holder of record as of the record date and shall be counted in determining the total number of outstanding shares entitled to be voted at the meeting.

SECTION 6.04.  Stock Ledger.  The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class or series which the stockholder holds.  The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class or series of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Corporation.

SECTION 6.05.  Certification of Beneficial Owners.  The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.  The resolution shall set forth the class or series of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable.  On receipt of a certification which complies with the procedure adopted by the Board of Directors in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

SECTION 6.06.  Lost Stock Certificates.  The Board of Directors may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation.  In their discretion, the Board of Directors or such officer or officers may require the owner of the stock certificate to give bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new stock certificate.  In their discretion, the Board of Directors or such officer or officers may refuse to issue such new stock certificate save upon the order of some court having jurisdiction in the premises.

SECTION 6.07.  Exemption from Control Share Acquisition Statute.  The provisions of Sections 3-701 to 3-709 of the Maryland General Corporation Law shall not apply to any share of the capital stock of the Corporation.  Such shares of capital stock are exempted from such Sections to the fullest extent permitted by Maryland law.

ARTICLE VII.

FINANCE

SECTION 7.01.  Checks, Drafts, Etc.  All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the Chairman of the Board, the President, a Vice-President or an Assistant Vice-President.

SECTION 7.02.  Annual Statement of Affairs.  The Corporation shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year.  The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation’s principal office.

SECTION 7.03.  Fiscal Year.  The fiscal year of the Corporation shall be the twelve calendar months ending December 31 in each year, unless otherwise provided by the Board of Directors.

SECTION 7.04.  Dividends.  If declared by or under authority of the Board of Directors, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Charter.

ARTICLE VIII.

SUNDRY PROVISIONS

SECTION 8.01.  Books and Records.  The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors.  The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  Minutes shall be recorded in written form but may be maintained in the form of a reproduction.  The original or a certified copy of these By-Laws shall be kept at the principal office of the Corporation.

SECTION 8.02.  Corporate Seal.  The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary.  The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.  If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word “(seal)” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

SECTION 8.03.  Bonds.  The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his or her duties to the Corporation, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

SECTION 8.04.  Voting Stock in Other Corporations.  Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice-President, or a proxy appointed by either of them.  The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

SECTION 8.05.  Mail.  Any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

SECTION 8.06.  Electronic Transmission.  An electronic transmission is any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient of the communication and may be reproduced directly in paper form by a recipient through an automated process.

SECTION 8.07.  Contracts and Documents.  To the extent permitted by applicable law, and except as otherwise prescribed by the Charter or these By-Laws, the Board of Directors may authorize any officer, employee or agent of the Corporation to authorize, sign, execute, acknowledge, verify, accept or deliver any contracts, agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, regulatory filings and other instruments or documents in the name of and on behalf of the Corporation.  Such authority may be general or confined to specific instances.  A person who holds more than one office in the Corporation may not act in more than one capacity to sign, execute, acknowledge, or verify an instrument required by law to be signed, executed, acknowledged, or verified by more than one officer.

SECTION 8.08.  Reliance.  Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence or by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director believes the committee to merit confidence.

SECTION 8.09.  Amendments.  The Board of Directors of the Corporation is expressly and exclusively authorized to make, repeal, alter, amend and rescind the By-Laws of the Corporation.  Notwithstanding any other provision of the Charter or the By-Laws of the Corporation, the By-Laws shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation.

ARTICLE IX.

INDEMNIFICATION

SECTION 9.01.  General.  The Corporation shall indemnify its directors and officers who are directors as required by the Charter of the Corporation and shall indemnify its officers who are not directors to the same extent. Such indemnification shall apply to all proceedings arising after the effective date of this by-law in connection with (i) any facts and circumstances occurring after such date, or (ii) any facts or circumstances occurring before such date.

SECTION 9.02.  Procedure.  Any indemnification or payment of costs and expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the “Indemnified Party”). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party’s costs and expenses (including attorney’s fees) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be paid or reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party’s good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

SECTION 9.03.  Exclusivity, Etc.  The indemnification and advance of expenses provided by the Charter and these By-Laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person.  The Corporation shall not be liable for any payment under this by-law in connection with a claim made by a director or officer to the extent such director or officer has otherwise actually received payment under insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder.  All rights to indemnification and advance of expenses under the Charter of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this by-law is in effect.  Nothing herein shall prevent the amendment of this by-law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption.  Any repeal or modification of this by-law shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this by-law or any provision hereof is in force.

SECTION 9.04.  Insurance.  The Corporation may purchase and maintain insurance on behalf of any Indemnified Party against any liability asserted against and incurred by any Indemnified Party in any protected capacity or arising out of his or her position.  The Corporation may purchase and maintain insurance on its behalf in respect of any liability it may incur to provide indemnification under the Charter, this by-law, or applicable law.

SECTION 9.05.  Severability; Definitions.  The invalidity or unenforceability of any provision of this Article IX shall not affect the validity or enforceability of any other provision hereof.  The phrase “this by-law” in this Article IX means this Article IX in its entirety.  The “effective date” of this by-law referred to in Section 9.01 is the date of the original adoption of these by-laws, August 25, 1986.